Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BIDZ.COM, Inc.,	:
a Delaware corporation,	:
:
Plaintiff,	:
:
v.	:	C.A. No.
:
GLENDON GROUP, INC.,	:
a Delaware corporation, BIDZ ACQUISITION	:
COMPANY, INC., a Delaware corporation,	:
and WESTON CAPITAL MANAGEMENT,	:
LLC, a Delaware limited liability company,	:
and WESTON CAPITAL MASTER FUND	:
III LTD, a Cayman Islands exempt	:
corporation,	:
:
Defendants.	:

VERIFIED COMPLAINT FOR SPECIFIC
PERFORMANCE AND ANCILLARY RELIEF

Plaintiff BIDZ.com, Inc. (“BIDZ”), by and through its undersigned counsel, for its Verified Complaint for Specific Performance and Ancillary Relief (the “Complaint”) against defendant Glendon Group, Inc. (“Glendon”), Bidz Acquisition Company, Inc. (“Acquisition”), and Weston Capital Management, LLC and Weston Capital Master Fund III LTD (together, “Weston” and together with Glendon and Acquistion, the “Defendants”), alleges as follows:

NATURE OF THE ACTION

1.                                      BIDZ brings this action to (a) compel Glendon and Acquistion to specifically perform their contractual obligations to fund and close a merger pursuant to an Agreement and Plan of Merger between the BIDZ, Glendon and Acquisition; (b) compel Weston to honor a Guarantee entered into in connection with the Merger and, (c) alternatively, for damages and such other relief that the Court deems just and proper.

BACKGROUND

2.                                      BIDZ is a Delaware corporation engaged in the online sale and auction of jewelry.

3.                                      Glendon is a private Delaware corporation.

4.                                      Acquisition is a Delaware corporation and a wholly-owned subsidiary of Glendon.

5.                                      Weston Capital Management, LLC is a Delaware limited liability company.

6.                                      Weston Capital Master Fund III, LTD is a Cayman Islands Exempt Corporation.

7.                                      On May 17, 2012, BIDZ, Acquisition and Glendon entered into an Agreement and Plan of Merger (the “Merger Agreement” or “Merger”). Pursuant to the Merger Agreement, Glendon is to acquire BIDZ pursuant to a reverse triangular merger in which Acquisition, Glendon’s wholly-owned subsidiary, is merged with and into BIDZ. Upon completion of the Merger, Glendon will be the parent company of BIDZ. A true and correct copy of the Merger Agreement is attached hereto as Exhibit A.

8.                                      As a condition and inducement to BIDZ’s willingness to enter into the Merger Agreement, Weston guaranteed Glendon’s payment obligations arising under the Merger Agreement (the “Guarantee”). A true and correct copy of the Guarantee is attached hereto as Exhibit B. Weston further committed to purchase equity securities of Glendon at or prior to the closing for an aggregate purchase price of $9 million in cash, with such funds to be used for purposes of funding the Merger (the “Merger Consideration”) and any other amounts payable by Glendon or Acquisition pursuant to the Merger Agreement including related fees and expenses upon the consummation of the Merger (the “Equity Commitment Letter”). A true and correct copy of the Equity Commitment Letter is attached hereto as Exhibit C.

9.                                      On September 27, 2012, BIDZ held its annual meeting and the Merger Agreement was approved by BIDZ’s stockholders. That same day, counsel to a special committee of the BIDZ board of directors delivered an Officer’s Certificate and voting report to Glendon certifying that the required BIDZ shareholder vote had been obtained, that all conditions to Glendon’s obligations to close the Merger had been satisfied, and reminded Glendon of its obligation to close the Merger within two business days, as required under the express terms of the Merger Agreement.

10.                               BIDZ has satisfied all of its obligations under the Merger Agreement and all of the conditions to Glendon’s obligations to close the Merger. Indeed, Glendon has not asserted that BIDZ has not satisfied any conditions or obligations to closing or that its performance is otherwise excused.

11.                               Pursuant to Article 2 of the Merger Agreement, Defendants had until October 1, 2012 (i.e., two business days following the stockholder adoption of the Merger Agreement) to close the Merger and to deposit at least $9,500,000 into the account established by the Paying Agent, unless another date was agreed to in writing by the parties.

12.                               Pursuant to Section 5.07 of the Merger Agreement, Glendon represented that it had and will have sufficient cash to pay the aggregate Merger Consideration and to timely and fully perform its obligations under the Merger Agreement.

13.                               Defendants did not close the transaction by October 1, 2012, as required. Instead, Glendon requested an additional 48 hours to close the transaction.

14.                               BIDZ agreed to grant Glendon until the close of business on October 3, 2012, to cure the default by funding the Paying Agent Account and closing the Merger.

15.                               Defendants did not cure their default by October 3, 2012.

16.                               On October 4, 2012, BIDZ again agreed to extend the deadline for Glendon to cure the default by funding the Paying Agent account and close the Merger until the close of business on October 10, 2012.

17.                               Defendants did not close the Merger by the close of business on October 10, 2012.

18.                               On October 11, 2012, BIDZ demanded that Weston honor its joint and several equity commitment and guarantee obligations by providing sufficient capital to complete the Merger.

19.                               On October 11, 2012, BIDZ again granted Glendon additional time until October 15, 2012, to fund the Paying Agent Account and close the Merger.

20.                               Defendants did not close the Merger by October 15, 2012.

21.                               On October 16, 2012, BIDZ again demanded that Weston honor its joint and several equity commitment and guarantee obligations by providing sufficient capital to complete the Merger.

22.                               On October 31, 2012, BIDZ reiterated its demands that Weston honor its joint and several equity commitment and guarantee obligations by providing sufficient capital to complete the Merger and requested a meeting with Weston regarding the status of Weston fulfilling its funding obligations.

23.                               On October 31, 2012, BIDZ received certain representations from David Bergstein on behalf of Glendon, and on November 1, 2012, BIDZ agreed to defer filing a lawsuit to compel Glendon to close the Merger subject to certain conditions being satisfied by Glendon.

24.                               On November 2, 2012, BIDZ reiterated that Glendon was in default of the Merger Agreement and that Weston was in default of the Guarantee and requested a conference call on

November 5, 2012, regarding closing the merger. Defendants did not respond to BIDZ’s request for a conference call.

25.                               As of the date of this Complaint, Defendants have not fully funded the Paying Agent Account or closed the Merger.

26.                               Section 9.05 of the Merger Agreement provides that the Merger Agreement shall be governed and construed under Delaware law.

27.                               Section 9.06 of the Merger Agreement provides that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the Merger Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware. Section 9.06 of the Merger Agreement further provides that the parties irrevocably submit to the exclusive jurisdiction of the Court of Chancery in connection with any proceedings arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

28.                               Pursuant to Section 9.11 of the Merger Agreement, Defendants agreed that in the event of a breach or threatened breach of the Merger Agreement, BIDZ would be entitled to the remedy of specific performance and an injunction restraining any breach or threatened breach of the Merger Agreement. Section 9.11 of the Merger Agreement provides, in relevant part:

In the event of any breach or threatened breach of this Agreement by any party hereto, each other party shall be entitled to seek, in addition to any monetary remedy or damages: (a) an Order requiring specific performance of the party in breach or threatening breach of this Agreement; and (b) an injunction restraining such breach or threatened breach. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of anyone remedy will not preclude the exercise of any other remedy. The right of specific enforcement is an integral part of the transactions contemplated by this

Agreement and each party hereto hereby waives any objections to the grant of the equitable remedy of specific performance (i) to prevent or restrain breaches of this Agreement by such party (including, without limitation, any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity), and (ii) to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 9.11. Any party hereto seeking an Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to prove damages (or the unavailability or inadequacy of monetary damages) or to provide any bond or other security in connection with such Order. No Party hereto shall be entitled to seek or obtain special or consequential damages resulting from any breach of this Agreement by any other party hereto (including any damages based on alleged lost profits, diminution of value or other alleged proximate results of any purported breach of this Agreement by any other party hereto), nor shall any party be liable to any other party for punitive damages, except that punitive damages shall be available and may be sought from any party who has engaged in fraud or has willfully and intentionally breached this Agreement.

(emphasis added).

29.                               BIDZ has no adequate remedy at law.

COUNT I: CLAIM FOR SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF

30.                               BIDZ repeats and realleges the foregoing allegations as if fully set forth herein.

31.                               BIDZ has satisfied all of its obligations under the Merger Agreement and all of the conditions to closing.

32.                               Glendon and Acquisition have not funded the Paying Agent account or closed the Merger, despite numerous extensions giving Defendants additional time to comply with their obligations, and is in breach of the Merger Agreement.

33.                               Section 9.11 of the Merger Agreement provides that, in the event of a breach or threatened breach of the Merger Agreement, BIDZ is entitled to an order of specific performance and an injunction restraining any breach of the Merger Agreement, without proving damages or the unavailability or inadequacy of monetary damages or without posting a bond or other security.

34.                               BIDZ is entitled to an order requiring Glendon and Acquisition to specifically perform their obligations to fund the Paying Agent and close the Merger and an injunction restraining any breach of the Merger Agreement by Glendon.

COUNT II: CLAIM FOR BREACH OF CONTRACT

35.                               BIDZ repeats and realleges the foregoing allegations as if fully set forth herein.

36.                               BIDZ has satisfied all of its obligations under the Merger Agreement and all of the conditions to closing.

37.                               Defendants have not funded the Paying Agent account or closed the Merger.

38.                               Glendon and Acquisition are in material breach Sections 2.01, 2.04 and 5.07 of the Merger Agreement and have not cured their breaches.

39.                               BIDZ is entitled to damages as a result of Glendon and Acquisition’s breach of the Merger Agreement.

COUNT III: CLAIM FOR BREACH OF THE GUARANTEE

40.                               BIDZ repeats and realleges the foregoing allegations as if fully set forth herein.

41.                               BIDZ has satisfied all of its obligations under the Merger Agreement and all of the conditions to closing.

42.                               Glendon and Acquisition have not funded the Paying Agent account or closed the Merger.

43.                               BIDZ has demanded that Weston honor its obligations under the Guarantee.

44.                               Weston has not funded the Paying Agent Account.

45.                               BIDZ is entitled to damages as a result of Weston’s breach of the Guarantee.

WHEREFORE, BIDZ requests judgment against Defendants as follows:

a.                                      Ordering Defendants to specifically perform its obligations under the Merger Agreement, including depositing at least $9,500,000 into the account established by the Paying Agent and closing the Merger;

b.                                      Ordering Defendants to pay BIDZ damages for their breach of the Merger Agreement, including all attorneys’ fees, costs and expenses incurred since the date of the breach and in enforcing BIDZ’s rights and Defendants’ obligations under the Merger Agreement and the Guarantee;

c.                                       Ordering Defendants to pay pre-judgment and post-judgment interest on the foregoing; and

d.                                      Granting such other and further relief as the Court deems just and proper, including, without limitation, injunctive relief against further breaches of the Merger Agreement, and BIDZ’s attorneys’ fees and costs.

PROCTOR HEYMAN LLP

/s/ Samuel T. Hirzel
Vernon R. Proctor (# 1019)
Samuel T. Hirzel (# 4415)
Dawn Kurtz Crompton (# 5579)
300 Delaware Avenue, Suite 200
Wilmington, DE 19801
(302) 472-7300
Attorneys for BIDZ.com, Inc.

DATED:	November 6, 2012